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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ---------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  LENDINGTREE, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)



                  Delaware                                      25-1795344
---------------------------------------------           ------------------------
   (State of Incorporation or Organization)                  (I.R.S. Employer
                                                            Identification no.)

6701 Carmel Road, Suite 205 Charlotte, NC                        28226
---------------------------------------------           ------------------------
 (Address of Principal Executive Offices)                      (Zip Code)

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

If this form relates to the registration          If this form relates to the registration
of a class of securities pursuant to              of a class of securities pursuant to
Section 12(b) of the Exchange Act                 Section 12(g) of the Exchange Act
and is effective upon filing pursuant             and is effective pursuant
to General Instruction A.(c), please              to General Instruction A.(d), please
check the following box. [ ]                      check the following box. [x]
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Securities Act registration statement file number to which this form relates:

                                    333-91839
                                -----------------

Securities to be registered pursuant to Section 12(b) of the Act:


         Title of Each Class                     Name of Each Exchange on Which
         to be so Registered                     Each Class is to be Registered
        --------------------                     -------------------------------

         None

Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, par value $0.01 per share
                                (Title of Class)

                  Series A Junior Participating Preferred Stock
        (rights to purchase such stock are attached to the common stock)
                                (Title of Class)





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Item 1. Description of Registrant's Securities to be Registered

     For a description of the securities to be registered hereunder, reference is made to the information set forth under the heading "Description of Capital Stock" in the Registrant's Prospectus, which constitutes a part of the Registrant's Registration Statement on Form S-1, as amended (File No. 333-91839) (the "Registration Statement"), filed under the Securities Act of 1933, as amended, which information is hereby incorporated herein by reference.

Item 2. Exhibits

     The following exhibits to this Registration Statement have been filed as exhibits to the Registration Statement and are hereby incorporated herein by reference.



Exhibit
Number                                 Description of Exhibit
-------                               -----------------------

  1. Form of Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registration Statement)

  2. Form of Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registration Statement)

  3. Amended and Restated Registration Rights Agreement, dated as of September 20, 1999, among the Registrant and stockholders named therein (incorporated by reference to Exhibit 10.7 to the Registration Statement)

  4.   Form of Registrant's Rights Plan (incorporated by reference to Exhibit
       4.2 to the Registration Statement)

  5. Specimen Certificate for the Registrant's common stock (incorporated by reference to Exhibit 4.1 to the Registration Statement)




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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:   January 28, 2000


                                LendingTree, Inc.


                                By: /s/ Keith Hall
                                    -------------------
                                    Name: Keith Hall
                                    Title: Senior Vice President &
                                            Chief Financial Officer